UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 7, 2025

VANECK BITCOIN ETF
(Exact name of registrant as specified in its charter)

Delaware	001-41908	85-6811021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

666 Third Avenue, 9th Floor New York, New York		10017

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (212) 293-2000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares	HODL	Cboe BZX Exchange, Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.
Effective December 2, 2024, MarketVector Indexes GmbH, the index sponsor and index administrator for the MarketVectorTM Bitcoin Benchmark Rate (the “Index”), replaced Bitfinex and LMAX with Bullish and Gemini, respectively, as constituent trading platforms used to calculate the Index. The current platform composition of the Index is Bitstamp, Bullish, Coinbase, Gemini, and Kraken.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 7, 2025

VanEck Bitcoin ETF *

By:	VanEck Digital Assets, LLC, as Sponsor of the Trust

By:	/s/ Matthew A. Babinsky
Name:	Matthew A. Babinsky
Title:	Assistant Vice President and Assistant Secretary

*	The registrant is a trust. The individual specified above is signing in his capacity as an officer of VanEck Digital Assets, LLC, the Sponsor of the registrant.